UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2015
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Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.
On January 13, 2015, Forest City Enterprises, Inc. (the “Company”) issued a press release regarding its intention to convert to a real estate investment trust (“REIT”) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). A copy of the press release is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01.          Other Events.
On January 13, 2015, the Company announced that its Board of Directors, following a thorough analysis of alternatives and careful consideration of the topic, approved a plan for the Company to pursue conversion to REIT status (the “REIT Conversion”). The Company believes the REIT structure has the potential to create opportunities for value creation while supporting the Company’s strategies of creating a strong and sustainable capital structure, striving for operational excellence and focusing on its core markets and products. The anticipated benefits to shareholders include the maintenance of a tax efficient structure for the Company and increases in income distributable to shareholders. The Company has begun to take steps towards the REIT Conversion and anticipates electing REIT status for its taxable year beginning January 1, 2016, subject to business conditions, the completion of related preparatory work and the obtaining of necessary third-party consents.  A REIT election to be made by the Company must be effective as of the beginning of its taxable year; therefore, if the Company is unable to convert to a REIT by January 1, 2016, the next possible conversion date would be January 1, 2017.
If the Company is able to convert to, and qualify as, a REIT, the Company will generally be permitted to deduct from U.S. federal income taxes dividends paid to its shareholders. The income represented by such dividends would not be subject to U.S. federal taxation at the entity level but would be taxed, if at all, at the shareholder level generally at ordinary rates. Nevertheless, the income of the Company’s U.S. taxable REIT subsidiaries (each, a “TRS”), which will hold certain of the Company’s U.S. operations that might otherwise adversely impact the Company’s ability to qualify as a REIT, will be subject, as applicable, to U.S. federal and state corporate income tax, and the Company and its subsidiaries will continue to be subject to foreign income taxes in jurisdictions in which they hold assets or conduct operations. The Company will also be subject to a separate corporate income tax on gains recognized during a specified period (generally 10 years) following the REIT Conversion that are attributable to “built-in” gains with respect to the assets that the Company owns on the date it converts to a REIT. The Company’s ability to qualify as a REIT will depend upon its continuing compliance following the REIT Conversion with various requirements, including requirements related to the nature of the Company’s assets, the sources of the Company’s income and the distributions to the Company’s shareholders. In addition, after the REIT Conversion, five or fewer individuals may not own, directly or indirectly, 50% or more of the Company’s stock. The Company expects to adopt ownership limitations in its organization documents intended to prevent a violation of this requirement and to otherwise facilitate its qualification as a REIT. If the Company fails to qualify as a REIT, it will be subject to federal income tax at regular corporate rates. Even if the Company qualifies for taxation as a REIT, it may be subject to some federal, state, local and foreign taxes on its income and property, as applicable. In particular, while state income tax regimes often parallel the U.S. federal income tax regime for REITs described above, many states do not completely follow U.S. federal rules and some do not follow them at all.
In addition, in accordance with tax rules applicable to REIT conversions, the Company expects to issue a special distribution to the Company’s shareholders of accumulated earnings and profits (the “E&P Distribution”), which the Company expects to pay out in a combination of cash and the Company’s Class A Common Stock, par value $0.33⅓ per share (“Common Stock”). Accumulated earnings and profits for yearend 2015 will depend on several factors, including the pace and timing of anticipated asset sales. In addition, following the completion of the REIT Conversion, the Company intends to declare regular quarterly distributions to its shareholders.  Generally, the Company expects the E&P Distribution and the quarterly distributions, whether paid in cash or a combination of cash and Common Stock, to be taxable to its shareholders as dividends and not as a tax-free return of capital or a capital gain. The Company urges shareholders to consult their tax advisors regarding the specific tax consequences of these distributions.
Also, in order to effect the REIT Conversion, the Company will need to complete certain internal reorganization actions, including obtaining shareholder approval to impose typical ownership limitations required by the REIT structure (as referenced above).

In addition to the REIT Conversion, the Company continues to pursue the elements of its strategic plan, and anticipates executing a number of non-core asset dispositions in 2015, the proceeds of which the Company expects to use to further deleverage its balance sheet.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Statements made in this Current Report on Form 8-K (the “Current Report”) that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks, uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the following:

•
This Current Report states that the Company plans to become a REIT. There are significant implementation and operational complexities to address before the Company can become a REIT, including completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving shareholder approvals and third party consents, potentially obtaining a favorable private letter ruling(s) from the Internal Revenue Service (“IRS”), and making the E&P Distribution. The Company can provide no assurance when a conversion to REIT status will be successful, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the Code to the Company’s operations as well as various factual determinations concerning matters and circumstances not entirely within the Company’s control. Although, if it becomes a REIT, the Company plans to operate in a manner consistent with the REIT qualification rules, the Company cannot provide assurance that it will so qualify or remain so qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more TRS and other nonqualifying assets. This limitation may affect the Company’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder the Company’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.

•
This Current Report states that the Company believes electing REIT status will provide benefits to shareholders and enhance value. Among other things, as a REIT, the Company expects to provide regular distributions from earnings. The Company’s Board of Directors considered a variety of strategies, and there can be no assurance that becoming a REIT will be the most beneficial of the alternatives considered.

•
This Current Report states that the Company plans to elect REIT status for the taxable year beginning January 1, 2016. The Company does not know when, if at all, it will elect REIT status, and it may not do so. Further, as described in this Current Report, many conditions must be met in order to complete the REIT Conversion, and the timing and outcome of some of these conditions are beyond the Company’s control.

•
This Current Report states that the Company may issue a portion of the E&P Distribution and other distributions in shares of its Common Stock. Whether the Company issues any equity, debt or both to support projected conversion-related cash requirements or otherwise in connection with the conversion to REIT status, at what price and amount and other terms of any such issuances will depend on many factors, including alternative sources of capital, the Company’s then existing leverage, the Company’s need for additional capital, market conditions and other factors beyond the Company’s control. If the Company raises additional funds through the issuance of equity securities or debt convertible into equity securities, including, among other reasons, for the purposes of funding the Company’s conversion costs, the percentage of stock ownership by the Company’s existing shareholders may be reduced. In addition, new equity securities or convertible debt securities could have rights, preferences and privileges senior to those of the Company’s current shareholders, which could substantially decrease the value of the Company’s securities owned by current shareholders. Depending on the share price the Company is able to obtain, the Company may have to sell a significant number of shares in order to raise the capital it deems necessary to execute its long-term strategy, and the Company’s shareholders may experience dilution in the value of their shares as a result.

•
This Current Report indicates that the Company expects to issue a special distribution to the Company’s shareholders of accumulated earnings and profits. The Company’s yearend 2015 earnings and profits (and the E&P Distribution) will vary depending on, among other items, the pace and timing of certain transactions, its actual taxable income and performance for 2015 and possible changes in legislation or tax rules and IRS revenue procedures relating to distributions of earnings and profits.

•
This Current Report states that the Company anticipates executing a number of non-core asset dispositions in 2015, the net proceeds of which the Company expects to use to further deleverage its balance sheet. The Company can provide no assurance that it will generate sufficient proceeds to execute on this strategy or that the business conditions and strategy will not change over time.

•
The timing of the planned E&P Distribution, which may or may not occur, may be affected by potential changes in tax law, the completion of various phases of the REIT Conversion process and other factors beyond the Company’s control.

•
This Current Report states that the Company plans to make regular quarterly distributions to shareholders after becoming a REIT. The Company can provide no assurance that it will make future distributions, and any future distributions will be dependent on the Company’s cash flows, as well as the impact of alternative, potentially more attractive investment opportunities.

•
This Current Report discusses internal reorganization plans. These plans may change over time, as necessary to support the Company’s conversion to REIT status, and the Company can provide no assurance that its final steps for reorganization will be the same as those described in this Current Report.

The Company’s forward-looking statements should not be relied upon except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in this Current Report, as well as the Company’s other filings with the Securities and Exchange Commission (the “SEC”). In particular, see the Company’s recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the SEC, copies of which are available upon request from the Company.
Item 9.01.          Financial Statements and Exhibits.
(d)                Exhibits.
The Company hereby furnishes the following exhibit described above in Item 7.01:

99.1	—	Press Release of Forest City Enterprises, Inc., dated January 13, 2015 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	January 13, 2015	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description
99.1	—	Press Release of Forest City Enterprises, Inc., dated January 13, 2015 (furnished herewith).